Eisner                                       Eisner  LLP
                                             Accountants and Advisors

                                             250 Third Avenue
                                             New York, NY 10017-2703
                                             Tel 212 949 8700  Fax 212 891 4100
                                             www.eisnorllp.com


January 28, 2005



Securities and Exchange Commission
4450 Fifth Street, N.W.
Washington, D.C. 20549



Re: Manhattan Scientifics, Inc.
    File No. 000-28411


We have read Item 4.01 of the form 8-K of Manhattan Scientifics, Inc., dated January 26, 2005 regarding the recent change of auditors. We agree with such statement made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.01.


Yours truly,


/s/ Eisner LLP
--------------
    Eisner LLP